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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

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                                   FORM 8-K/A*

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): February 12, 2002

                                  DOCENT, INC.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                  0-31537                    77-0460705
(State or Other Jurisdiction   (Commission File             (I.R.S. Employer
     of Incorporation )             Number)               Identification Number)

                              2444 Charleston Road
                         Mountain View, California 94043
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (650) 934-9500
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*Docent, Inc.'s current report on Form 8-K, as filed on February 15, 2002, is amended and restated in its entirety as set forth herein.

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Item 5.    Other Events.
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On February 12, 2002, Docent, Inc. (the "Company") announced plans to reduce costs and realign resources that resulted in an approximate 20% reduction in the Company's workforce. The Company expects these actions to be largely complete by March 31, 2002, and anticipates that ongoing savings from these actions should be in the range of $1.8 million to $2.2 million per quarter.

Separately, Dan Epel, the Vice President of Corporate & Business Development, has left the Company in order to pursue other interests.

This Form 8-K/A may contain forward-looking statements, including statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not historical facts or guarantees of future performance or events. They are based on current expectations, estimates, beliefs, assumptions and goals and objectives, and are subject to uncertainties that are difficult to predict. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates and estimates. All forward-looking statements included in this Form 8-K/A are based upon information known to the Company as of the date of this Form 8-K/A, and the Company does not assume any obligation to update any such forward-looking statements. These statements are not guarantees of future results and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Please refer to the discussion of risk factors and other factors included in the Company's Report on Form 10-K for the year ended December 31, 2000 and other filings made with the Securities & Exchange Commission.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of February 20, 2002.

                                  DOCENT, INC.

                                  By:  /s/ Arthur Taylor
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                                      Arthur Taylor
                                      Vice President and Chief Financial Officer

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